UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8- K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, WI  54494
(Address of principal executive offices) (Zip Code)

(715) 421-2060
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Amendment No. 1 to Form 8-K is being filed to correct the amount of the promissory note described in Item 2.03 below and to replace exhibit 10.2 that was filed previously.

Item 2.01                          Completion of Acquisition or Disposition of Assets

On December 31, 2008, Advanced Fiberglass Technologies, Inc. (“AFT”), the wholly-owned subsidiary of Energy Composites Corporation (the “Company”), exercised its option to purchase the manufacturing facility it was leasing from M&W Fiberglass, LLC (“M&W”), which is wholly-owned by our majority shareholders, Jamie Lee and Jennifer Lynn Mancl.  M&W had purchased and developed the manufacturing facility by obtaining $4,000,000 of financing as a co-borrower with AFT, in the form of industrial revenue bonds and notes.  AFT had been leasing the manufacturing facility for $35,000 per month from M&W.  AFT had an irrevocable option to purchase the leased manufacturing facility and the land for $4,500,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The purchase price for the manufacturing facility was paid in the form of: (i) an assumption of the IRB Debt; (ii) cash at closing in the amount of Five Hundred Thousand Dollars ($500,000); and (iii) the balance ($1,045,328.35) in the form of a promissory note bearing interest at not more than twelve-month LIBOR as of December 31, 2008 (2.025%) plus 2.75%, payable in quarterly installments of principal and interest amortized over not more than 15 years with the unpaid principal balance due not later than December 31, 2015. “IRB Debt” means (i) all obligations of M&W under the bond agreement and (ii) all obligations of M&W under that certain Promissory Note dated February 28, 2007 in the principal amount of $75,000 issued to the City of Wisconsin Rapids.  As of December 31, 2008, the amount of the assumed debt was $2,879,671.65.

Item 9.01                                Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Assignment and Assumption Agreement (filed previously)
10.2	Promissory Note to M&W Fiberglass, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY COMPOSITES CORPORATION
January 22, 2009	By: /s/ Samuel W. Fairchild
Samuel W. Fairchild
Chief Executive Officer

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Exhibit Index

Regulation S-K Number	Document
10.1	Assignment and Assumption Agreement
10.2	Promissory Note to M&W Fiberglass, LLC

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